Exhibit 99.1

TransDigm Group Incorporated and Breeze-Eastern Corporation Announce Acquisition Agreement
Breeze-Eastern Stockholders to Receive $19.61 per Share in Cash
CLEVELAND OH and WHIPPANY NJ, November 19, 2015 /PRNewswire/ -- TransDigm Group Incorporated ("TransDigm") (NYSE: TDG) and Breeze-Eastern Corporation ("Breeze-Eastern") (NYSE MKT: BZC) today announced a definitive merger agreement providing for Breeze-Eastern to become an indirect wholly-owned subsidiary of TransDigm. TransDigm and Breeze-Eastern both design, manufacture and supply highly engineered aircraft components.
Under the terms of the agreement, a subsidiary of TransDigm will commence a tender offer to acquire all of the outstanding shares of Breeze-Eastern common stock for $19.61 per share in cash, in a transaction valued at approximately $206 million. Following the purchase of shares through the tender offer, TransDigm will complete the transaction by acquiring all remaining shares not acquired in the offer through a merger at the same price as the tender offer. The transaction will be funded with TransDigm's cash on hand and is not subject to any financing condition. The merger agreement was unanimously approved by the Board of Directors of Breeze-Eastern.
W. Nicholas Howley, Chairman and Chief Executive Officer of TransDigm, stated, "Breeze-Eastern pioneered the technology for helicopter rescue hoists and cargo winches and subsequently became a leading global designer and manufacturer of highly engineered, proprietary rescue hoists, winches and cargo hooks, as well as weapons-handling systems equipment, which currently can be found on all types of military and civilian aircraft. Major customers include Sikorsky, Boeing, AgustaWestland, Airbus and the U.S. Government, serving such platforms as the UH-60 Blackhawk, CH-47 Chinook, Airbus A400M transport, HH-65 Dolphin and AW-139 series helicopter. About 75% of Breeze-Eastern’s total revenue is derived from military markets and 70% from aftermarket products, with the vast majority being from proprietary products. We are pleased to have an agreement to acquire Breeze-Eastern given that the proprietary nature of these products, along with significant aftermarket content, fits well with our overall business strategy."

Exhibit 99.1

Brad Pedersen, Breeze-Eastern's President and CEO, added, "We believe Breeze-Eastern will be an excellent addition to the TransDigm portfolio of companies, as our products, business model, strategy and focus are closely aligned. Being part of a larger aerospace company will allow for further growth opportunities and provide resources for Breeze-Eastern to continue developing the highly engineered life-saving products that we’re known for today. On account of this, we believe the transaction positions Breeze-Eastern well for the future and is good news for Breeze-Eastern’s stockholders, employees, customers and suppliers. We are proud of our history and accomplishments and look forward to our future together with TransDigm."
Under the terms of the merger agreement, the parties anticipate that TransDigm will commence a cash tender offer for all of the outstanding shares of Breeze-Eastern on or before December 3, 2015. The tender offer will not be closed until conclusion of the "go shop" period described below. TransDigm's obligation to accept and purchase Breeze-Eastern common stock tendered pursuant to the offer will be subject to customary closing conditions, including the valid tender of a majority of the outstanding shares of Breeze-Eastern common stock and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.
As contemplated by the merger agreement, Breeze-Eastern, with the assistance of its independent advisors, will solicit superior proposals from third parties during the next 40 days. Breeze-Eastern does not anticipate disclosing any developments regarding this process unless and until its Board of Directors makes a decision with respect to a potential superior proposal. There is no assurance that this process will result in a superior proposal. TransDigm will terminate its tender offer if Breeze-Eastern accepts a superior proposal and terminates the merger agreement in accordance with its terms.
Advisors
Baker & Hostetler LLP is acting as legal advisor to TransDigm. Harris Williams & Co. is acting as financial advisor and Freshfields Bruckhaus Deringer US LLP is acting as legal advisor to Breeze-Eastern.
About TransDigm

Exhibit 99.1

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes and cargo loading, handling and delivery systems.
About Breeze-Eastern Corporation
Breeze-Eastern Corporation is a leading global designer and manufacturer of high performance lifting and pulling devices for military and civilian aircraft, including rescue hoists, winches and cargo hooks, and weapons-lifting systems. The Company employs approximately 172 people at its facility in Whippany, New Jersey and in Fredericksburg, Virginia.
IMPORTANT INFORMATION ABOUT THE TENDER OFFER
This press release is not an offer to purchase or a solicitation of an offer to sell securities of Breeze-Eastern. The planned tender offer by TransDigm for all of the outstanding shares of common stock of Breeze-Eastern has not been commenced. On commencement of the tender offer, TransDigm will mail to Breeze-Eastern stockholders an offer to purchase and related materials and Breeze-Eastern will mail to its stockholders a solicitation/recommendation statement with respect to the tender offer. TransDigm will file its offer to purchase with the Securities and Exchange Commission (the "SEC") on Schedule TO, and Breeze-Eastern will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. BREEZE-EASTERN STOCKHOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, SINCE THEY WILL CONTAIN IMPORTANT

Exhibit 99.1

INFORMATION, INCLUDING TERMS AND CONDITIONS OF THE OFFER. Breeze-Eastern stockholders may obtain a free copy of these materials (when they become available) and other documents filed by TransDigm or Breeze-Eastern with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent for the tender offer (when one is selected).
Some of the statements in this press release constitute forward-looking statements. These statements are related to the expected timing, completion and effects of the proposed transaction or other future events, and may be identified by terminology such as "may," "will," "should," "expects," "scheduled," "plans," "intends," "anticipates," "believes," "estimates," "potential," or "continue," or the negative of such terms, or other comparable terminology. These statements are only predictions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Breeze-Eastern and TransDigm might not be able to complete the proposed transaction on terms described above, other acceptable terms or at all because of a failure to satisfy closing conditions, or other factors. Breeze-Eastern and TransDigm make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.
Media / Investor Contacts

For TransDigm Group Incorporated TransDigm Group Incorporated Liza Sabol Investor Relations (216) 706-2945 ir@transdigm.com	For Breeze-Eastern Corporation Breeze-Eastern Corporation Chris Witty Investor Relations (646) 438-9385 cwitty@darrowir.com
SOURCE TransDigm Group Incorporated